EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-100891 of Wynn Resorts, Limited on Form S-8 of our report dated February 21, 2003 appearing in this Annual Report on Form 10-K of Wynn Resorts, Limited for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 28, 2003